Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

S-1
(Form Type)

Global Robotic Drone Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees Previously Paid	Class A Common Stock(5)(6)	Class A Common Stock(5)(6)	Rule 457(o)	115,000	$10.00	$1,150,000	$92.70	$106.61
Fees Previously Paid	Units(2)	Units(2)	Rule 457(o)	11,500,000	$10.00	$115,000,000	$92.70	$10,660.50
Fees Previously Paid	Class A common stock(3)(5)	Class A common stock(3)(5)	—	11,500,000	—	—	—	—
Fees Previously Paid	Redeemable Warrants(4)(5)	Redeemable Warrants(4)(5)	—	11,500,000	—	—	—	—
Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$116,150,000		$10,767.11
	Total Fees Previously Paid							10,767.11
	Total Fee Offsets							0
	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Each Unit consists of one share of Class A common stock, $0.0001 par value, and one redeemable warrant.
(3)	The shares of Class A common stock, $0.0001 par value, are included in the Units. Pursuant to Rule 457(g) under the Securities Act, no separate filing fee is due.
(4)	The redeemable warrants are included in the Units. Each redeemable warrant is exercisable for one share of Class A common stock, $0.0001 par value. Pursuant to Rule 457(g) under the Securities Act, no separate filing fee is due.
(5)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(6)	Consists of shares of Class A Common Stock, $0.0001 par value, issuable to the representative of the underwriters upon the closing of the public offering.